Exhibit 99.1
Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdell.com
FOR IMMEDIATE RELEASE
Thursday, August 5, 2010
COGDELL SPENCER INC. REPORTS
SECOND QUARTER 2010 FINANCIAL RESULTS
AND INCREASED GUIDANCE
•
Funds from Operations Modified (FFOM), excluding non-recurring event and impairment charges, for second quarter 2010 was $6.5 million, a 1.6% increase from second quarter 2009 FFOM of $6.4 million, excluding non-recurring event and impairment charges.

•	FFOM per share and operating partnership unit, excluding non-recurring event and impairment charges, for second quarter 2010 was $0.12.

•	The Company recorded a non-cash, after-tax intangible asset impairment charge of $10.8 million, or $0.20 per share and operating partnership unit.

•	As of June 30, 2010, the Company had $31.2 million of unrestricted cash and $87.0 million available under its secured revolving credit facility for a total liquidity of $118.2 million.

•
The Company increased its 2010 guidance range for FFOM per share and operating partnership unit, excluding non-recurring event and impairment charges, to $0.47 - $0.51 per share and operating partnership unit from $0.42 - $0.50 per share and operating partnership unit, excluding non-recurring event and impairment charges.

Charlotte, N.C. (August 5, 2010) — Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides strategic planning and design and construction services for the medical profession, announces financial results for the three and six months ended June 30, 2010.
Results for the three and six months ended June 30, 2010
The Company reports FFOM and FFOM per share and operating partnership unit for the three and six months ended June 30, 2010, as follows (in thousands, except per share and operating partnership data):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
FFOM	$(6,847)	$4,915	$4,303	$(88,773)
Non-recurring events and impairment charges (summarized below)	13,393	1,520	13,393	103,266

FFOM, excluding non-recurring events and impairment charges	$6,546	$6,435	$17,696	$14,493

Per share and operating partnership unit data:
FFOM	$(0.13)	$0.14	$0.08	$(2.88)
Non-recurring events and impairment charges (summarized below)	0.25	0.04	0.26	3.35
FFOM, excluding non-recurring events and impairment charges	0.12	0.19	0.34	0.47
FFOM adds back to traditionally defined Funds from Operations (FFO) non-cash amortization of non-real estate related intangible assets associated with purchase accounting. A reconciliation of net income (loss) to FFOM and FFO for the three and six months ended June 30, 2010 and 2009 is set forth as an attachment to this press release.
The Company reports FFO and FFO per share and operating partnership unit for the three and six months ended June 30, 2010, as follows (in thousands, except per share and operating partnership data):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
FFO	$(7,221)	$4,073	$3,555	$(91,155)
Non-recurring events and impairment charges (summarized below)	13,393	1,520	13,393	103,266

FFO, excluding non-recurring events and impairment charges	$6,172	$5,593	$16,948	$12,111

Per share and operating partnership unit data:
FFO	$(0.13)	$0.12	$0.07	$(2.96)
Non-recurring events and impairment charges (summarized below)	0.25	0.04	0.26	3.35
FFO, excluding non-recurring events and impairment charges	0.11	0.16	0.32	0.39
The Company reports net income (loss) attributable to Cogdell Spencer Inc. and net income (loss) attributable to Cogdell Spencer Inc. per share for the three and six months ended June 30, 2010, as follows (in thousands, except per share data):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net income (loss) attributable to Cogdell Spencer Inc.	$(12,021)	$(2,315)	$(8,736)	$(72,533)
Non-recurring events and impairment charges (summarized below) attributable to Cogdell Spencer Inc.	11,451	1,189	11,451	70,854

Net income (loss) attributable to Cogdell Spencer Inc., excluding non-recurring events and impairment charges	$(570)	$(1,126)	$2,715	$(1,679)

Per share data:
Net income (loss) attributable to Cogdell Spencer Inc.	$(0.26)	$(0.09)	$(0.20)	$(3.21)
Non-recurring events and impairment charges (summarized below) attributable to Cogdell Spencer Inc.	0.25	0.04	0.26	3.14
Net income (loss) attributable to Cogdell Spencer Inc., excluding non-recurring events and impairment charges	(0.01)	(0.04)	0.06	(0.07)
As of June 30, 2010, the Company’s portfolio consisted of 113 properties totaling approximately 5.9 million square feet. The Company’s portfolio was comprised of the following at June 30, 2010:
•	64 consolidated wholly-owned and joint venture properties, comprising a total of approximately 3.5 million net rentable square feet and an overall leased percentage of 91.0%,

•	One wholly-owned property in lease-up totaling approximately 0.1 million net rentable square feet that was 75% leased,

•	Three unconsolidated joint venture properties comprising a total of approximately 0.2 million net rentable square feet; and
•	45 properties managed for third party clients comprising a total of approximately 2.1 million net rentable square feet.
Non-Recurring Events and Impairment Charges
The following table summarizes the Company’s non-recurring events and impairment charges for the three and six months ended June 30, 2010 (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Intangible asset impairment charges, net of income tax benefit	$(10,848)	$—	$(10,848)	$(101,746)
CEO retirement compensation expense, net of income tax benefit	(2,545)	—	(2,545)	—
Debt extinguishment and interest rate derivative expense, net of income tax benefit	—	(1,520)	—	(1,520)
As of June 30, 2010, the Company performed an interim review of the carrying value of its intangible assets associated with the Design-Build and Development business segment. The interim review was performed due to indicators of impairment including a 15-20% decrease in the market value cash flow multiples for comparable engineering and construction companies, a decrease in the Company’s forecasted cash flow projections for the business segment, and a reduction in workforce that occurred within the business segment. As a result of this interim review, the Company recorded for the three and six months ended June 30, 2010, a pre-tax, non-cash intangible asset impairment charge of $13.6 million and the Company recognized a non-cash income tax benefit related to the charge of $2.8 million, resulting in an after-tax impairment charge of $10.8 million. The $13.6 million reduction of Design-Build and Development intangible assets is approximately 9.0% of the carrying value of the intangible assets prior to the reduction. After the reduction and as of June 30, 2010, the Company had a carrying value of intangible assets of $138.5 million.
On May 3, 2010, the Company announced the retirement of its Chief Executive Officer, Frank Spencer. During the three and six months ended June 30, 2010, the Company recorded an after-tax compensation expense of approximately $2.5 million related to the retirement benefits granted to Mr. Spencer.
Capital Transactions
In April 2010, the Company refinanced the Mulberry Medical Park (Lenoir, North Carolina) mortgage note payable. The principal balance was unchanged at $0.9 million. The mortgage note payable matures in September 2011, has a fixed interest rate of 6.25%, and requires monthly principal and interest payments based on approximately a ten year amortization.
In May 2010, the Company exercised its options to extend for one year the Alamance Regional Mebane Outpatient Center (Mebane, North Carolina) mortgage note payables, which now mature in May 2011. In connection with the extension, the Company repaid $1.3 million of principal. Interest rate terms were unchanged.

During the second quarter of 2010, the Company issued approximately 7.1 million shares of common stock, resulting in net proceeds to the Company of $47.1 million. The net proceeds were used to reduce borrowings under the Company’s secured revolving credit facility, to fund build to suit development projects, and for working capital and other general corporate purposes.
Build to Suit — Completions
In June 2010, the Company completed its University Physicians — Grants Ferry medical office building located in Flowood, Mississippi, a suburb of Jackson, Mississippi. The 50,575 square foot multi-specialty facility houses clinical offices and imaging services. The facility is 100% occupied and wholly-owned by the Company. The $10.4 million construction loan will convert to a permanent mortgage loan during 2010 with a swapped fixed interest rate of 5.95% and an April 2019 maturity.
In June 2010, the Company completed its HealthPartners Medical & Dental Clinics medical office building located in Sartell, Minnesota, a suburb of St. Cloud, Minnesota. The 60,108 square foot clinic features a state-of-the-art medical record system, digital imaging, and uses a variety of new technology to enhance patient care. The medical office building is 94.9% occupied and wholly-owned by the Company. The $14.0 million construction loan will convert to a permanent mortgage loan during 2010 with a swapped fixed interest rate of 6.80% and a November 2014 maturity.
Build to Suit — New Construction
The Company has begun construction on two new projects located in the state of Washington. The first project is an approximately 56,000 square foot medical office building located in Bonney Lake, Washington. The estimated $17.7 million project is a joint venture between the Company, MultiCare Good Samaritan Hospital, and a group of private physicians. Upon completion, the Company expects to own approximately 62% of the project. MultiCare Good Samaritan Hospital will serve as the anchor tenant. The medical office building is 100% pre-leased and construction is expected to be completed in the third quarter of 2011. The Company obtained construction financing with a maximum principal balance of $11.5 million and an interest rate of LIBOR plus 3.25%. Monthly payments are interest only during the construction period and after construction completion, the monthly payments will be principal and interest based on a 25 year amortization. The mortgage note payable matures in January 2018.
The second project is an approximately 80,000 square foot medical office building located in Puyallup, Washington. The estimated $24.7 million medical office building will be located on the campus of MultiCare Good Samaritan Hospital and the hospital will serve as the anchor tenant. The medical office building is approximately 73% pre-leased and construction is expected to be completed in the third quarter of 2011. As of June 30, 2010, the Company wholly-owned the project, but the Company intends to offer tenant physicians the opportunity to invest in the project. The Company obtained construction financing with a maximum principal balance of $16.3 million and a fixed interest rate of 7.1% or 7.5% depending on the property’s leasing and operating income conditions. Monthly payments are interest only during the construction period and after construction completion, the monthly payments will be principal and interest based on a 25 year amortization. The mortgage note payable matures in June 2015.

Acquisition
In July 2010, the Company acquired St. Francis Outpatient Center in Greenville, South Carolina for $16.6 million. St. Francis Outpatient Center is approximately 72,000 square feet and houses outpatient operating rooms and inpatient and outpatient radiology. The property is 100% leased by St. Francis Hospital, Inc., a subsidiary of Bon Secours Health System, Inc. The Company developed the property and has managed the property since its opening in 2001.
Disposition
In June 2010, the Company sold Harbison Medical Office Building, located in Columbia, South Carolina for $2.5 million and recorded a gain on sale of $0.3 million. The Company repaid the $2.1 million mortgage note payable.
Dividend
On June 11, 2010, the Company announced that its Board of Directors had declared a quarterly dividend of $0.10 per share and operating partnership unit that was paid in cash on July 21, 2010 to holders of record on June 25, 2010. The dividend covered the Company’s second quarter of 2010.
Outlook
The Company’s management team raised its outlook for 2010 and now expects that FFOM per share and operating partnership unit for the year ending December 31, 2010, will be between $0.47 and $0.51, excluding the non-recurring event and impairment charges described above. A reconciliation of the range of projected net loss to projected FFO and FFOM, excluding non-recurring event and impairment charges, for the year ending December 31, 2010 is set forth below:

	Guidance Range for the
	Year Ending December 31, 2010
(In thousands, except per share and operating partnership unit data)	Low		High
Net loss	$(15,500)	—	$(13,500)
Plus real estate related depreciation and amortization	29,000	—	29,000
Gain on sale of real estate property	(300)	—	(300)
Less noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(2,000)	—	(2,000)

Funds from Operations (FFO)	11,200	—	13,200
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	1,500	—	1,500

Funds from Operations Modified (FFOM)	12,700	—	14,700
Non-recurring event and impairment charges:
Intangible asset impairment charges, net of income tax benefit	10,800	—	10,800
CEO retirement compensation expense, net of income tax benefit	2,500	—	2,500

FFOM, excluding non-recurring events and impairment charges	$26,000	—	$28,000

FFO per share and unit — diluted	$0.20	—	$0.24
FFOM per share and unit — diluted	$0.23	—	$0.27

FFO per share and unit — diluted, excluding non-recurring event and impairment charge	$0.44	—	$0.48
FFOM per share and unit — diluted, excluding non-recurring event and impairment charge	$0.47	—	$0.51

Weighted average shares and units outstanding — basic and diluted	55,100	—	55,100
Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdell.com. The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three and six months ended June 30, 2010. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. The Company believes that FFOM allows securities analysts, investors and other interested parties to evaluate current period results to results prior to the MEA Holdings, Inc. transaction. FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income (loss). The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization. Further, FFO and

FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.
Conference Call
Cogdell Spencer Inc. invites you to attend the Second Quarter 2010 Conference Call on Friday, August 6, 2010 at 10:00 a.m. Eastern Time (ET). The number to call for this teleconference is (877) 317-6789 (domestic) or +1 (412) 317-6789 (international), and no passcode is required. In addition, the conference call can be accessed via the Internet at www.cogdell.com through the “Second Quarter 2010 Earnings Conference Call” link on the Investor Relations homepage.
An audio playback will be available until August 20, 2010 at 9:00 a.m. ET. To access the playback, please dial (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and enter the passcode: 442508. The replay can also be accessed for one year via the Internet at www.cogdell.com through the “Second Quarter 2010 Earnings Conference Call” link on the Investor Relations page, under Press Releases and News, then Audio Archives.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices and ambulatory surgery and diagnostic centers. The Company focuses on the ownership, delivery, acquisition, and management of strategically located medical office buildings and other healthcare related facilities in the United States of America. The Company has been built around understanding and addressing the full range of specialized real estate needs of the healthcare industry. Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdell.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to comply with financial covenants in our debt instruments; our access to capital; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; legislative and regulatory changes (including changes to laws governing the taxation of REITs and individuals); increases in costs of borrowing as a result of changes in interest rates and other factors; our ability to maintain our qualification as a REIT due to economic, market, legal, tax or other considerations; changes in the reimbursement available to our tenants by government or private payors; our tenants’ ability to make rent payments; defaults by tenants and customers; customers’ access to financing; delays in project starts and cancellations by customers; market trends; and projected capital expenditures. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	June 30, 2010	December 31, 2009
Assets
Real estate properties:
Operating real estate properties	$616,154	$561,124
Less: Accumulated depreciation	(106,004)	(93,247)

Total operating real estate properties, net	510,150	467,877
Construction in progress	7,951	43,338

Total real estate properties, net	518,101	511,215
Cash and cash equivalents	31,196	25,914
Restricted cash	7,888	3,060
Tenant and accounts receivable, net	8,070	12,993
Goodwill	102,195	108,683
Trade names and trademarks	34,093	41,240
Intangible assets, net	18,670	21,742
Other assets	24,018	25,599
Other assets — held for sale	—	2,217

Total assets	$744,231	$752,663

Liabilities and Equity
Mortgage notes payable	$291,199	$280,892
Revolving credit facility	55,000	80,000
Term loan	50,000	50,000
Accounts payable	11,081	15,293
Billings in excess of costs and estimated earnings on uncompleted contracts	4,657	13,189
Deferred income taxes	13,543	15,993
Other liabilities	48,123	47,312
Other liabilities — held for sale	—	2,204

Total liabilities	473,603	504,883
Commitments and contingencies
Equity:
Cogdell Spencer Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized, 49,962 and 42,729 shares issued and outstanding in 2010 and 2009, respectively	500	427
Additional paid-in capital	418,194	370,593
Accumulated other comprehensive loss	(4,843)	(1,861)
Accumulated deficit	(182,332)	(164,321)

Total Cogdell Spencer Inc. stockholders’ equity	231,519	204,838
Noncontrolling interests:
Real estate partnerships	3,810	5,220
Operating partnership	35,299	37,722

Total noncontrolling interests	39,109	42,942

Total equity	270,628	247,780

Total liabilities and equity	$744,231	$752,663

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues:
Rental revenue	$20,995	$19,574	$42,240	$39,150
Design-Build contract revenue and other sales	15,236	36,712	50,672	83,101
Property management and other fees	761	863	1,578	1,713
Development management and other income	17	227	120	3,027

Total revenues	37,009	57,376	94,610	126,991

Expenses:
Property operating and management	8,387	7,821	16,585	15,686
Design-Build contracts and development management	11,407	31,242	36,026	71,407
Selling, general, and administrative	9,346	6,675	15,165	13,342
Depreciation and amortization	8,181	8,943	16,266	19,020
Impairment charges	13,635	—	13,635	120,920

Total expenses	50,956	54,681	97,677	240,375

Income (loss) from continuing operations before other income (expense)	(13,947)	2,695	(3,067)	(113,384)

Other income (expense):
Interest and other income	134	139	294	295
Interest expense	(5,393)	(5,559)	(10,481)	(11,550)
Debt extinguishment and interest rate derivative expense	(9)	(2,490)	(25)	(2,490)
Equity in earnings of unconsolidated partnerships	—	2	3	8

Total other income (expense)	(5,268)	(7,908)	(10,209)	(13,737)

Loss from continuing operations before income tax benefit	(19,215)	(5,213)	(13,276)	(127,121)

Income tax benefit	5,174	2,208	3,448	21,834

Net loss from continuing operations	(14,041)	(3,005)	(9,828)	(105,287)

Total discontinued operations	288	(45)	270	(87)

Net loss	(13,753)	(3,050)	(9,558)	(105,374)

Net loss (income) attributable to the noncontrolling interest in:
Real estate partnerships	(177)	(48)	(489)	(141)
Operating partnership	1,909	783	1,311	32,982

Net loss attributable to Cogdell Spencer Inc.	$(12,021)	$(2,315)	$(8,736)	$(72,533)

Per share data — basic and diluted:
Loss from continuing operations attributable to Cogdell Spencer Inc.	$(0.27)	$(0.09)	$(0.20)	$(3.21)
Income (loss) from discontinued operations attributable to Cogdell Spencer Inc.	0.01	(0.00)	(0.00)	(0.00)

Net loss per share attributable to Cogdell Spencer Inc.	$(0.26)	$(0.09)	$(0.20)	$(3.21)

Weighted average common shares — basic and diluted	46,111	27,088	44,449	22,569

Net loss attributable to Cogdell Spencer Inc.:
Loss from continuing operations, net of tax	$(12,267)	$(2,285)	$(8,967)	$(72,470)
Income (loss) from discontinued operations	246	(30)	231	(63)

Net loss attributable to Cogdell Spencer Inc.	$(12,021)	$(2,315)	$(8,736)	$(72,533)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Intersegment	Unallocated
Three months ended June 30, 2010:	Operations	Development	Eliminations	and Other	Total

Revenues:
Rental revenue	$21,018	$—	$(23)	$—	$20,995
Design-Build contract revenue and other sales	—	24,229	(8,993)	—	15,236
Property management and other fees	761	—	—	—	761
Development management and other income	—	2,266	(2,249)	—	17

Total revenues	21,779	26,495	(11,265)	—	37,009

Certain operating expenses:
Property operating and management	8,387	—	—	—	8,387
Design-Build contracts and development management	—	20,940	(9,533)	—	11,407
Selling, general, and administrative	—	4,606	(23)	—	4,583
Impairment charges	—	13,635	—	—	13,635

Total certain operating expenses	8,387	39,181	(9,556)	—	38,012

	13,392	(12,686)	(1,709)	—	(1,003)

Interest and other income	134	—	—	—	134
Corporate general and administrative expenses	—	—	—	(4,762)	(4,762)
Interest expense	—	—	—	(5,393)	(5,393)
Interest rate derivative expense	—	—	—	(9)	(9)
Benefit from income taxes applicable to funds from operations modified	—	—	—	4,935	4,935
Non-real estate related depreciation and amortization	—	(237)	—	(60)	(297)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	3	—	—	—	3
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(479)	—	—	—	(479)
Income from discontinued operations before gain on sale	(7)	—		31	24

Funds from operations modified (FFOM)	13,043	(12,923)	(1,709)	(5,258)	(6,847)

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(571)	—	239	(374)

Funds from operations (FFO)	13,001	(13,494)	(1,709)	(5,019)	(7,221)

Real estate related depreciation and amortization	(7,275)	—	—	—	(7,275)
Gain on sale of real estate property	264	—	—	—	264
Noncontrolling interests in real estate partnerships, before Real estate related depreciation and amortization	479	—	—	—	479

Net income (loss)	6,469	(13,494)	(1,709)	(5,019)	(13,753)
Net income attributable to the noncontrolling interest in:
Real estate partnerships	(177)	—	—	—	(177)
Operating partnership	—	—	—	1,909	1,909

Net income (loss) attributable to Cogdell Spencer Inc.	$6,292	$(13,494)	$(1,709)	$(3,110)	$(12,021)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Intersegment	Unallocated
Six months ended June 30, 2010:	Operations	Development	Eliminations	and Other	Total

Revenues:
Rental revenue	$42,286	$—	$(46)	$—	$42,240
Design-Build contract revenue and other sales	—	63,429	(12,757)	—	50,672
Property management and other fees	1,578	—	—	—	1,578
Development management and other income	—	3,152	(3,032)	—	120

Total revenues	43,864	66,581	(15,835)	—	94,610

Certain operating expenses:
Property operating and management	16,585	—	—	—	16,585
Design-Build contracts and development management	—	49,588	(13,562)	—	36,026
Selling, general, and administrative	—	8,495	(46)	—	8,449
Impairment charges	—	13,635	—	—	13,635

Total certain operating expenses	16,585	71,718	(13,608)	—	74,695

	27,279	(5,137)	(2,227)	—	19,915

Interest and other income	280	3	—	11	294
Corporate general and administrative expenses	—	—	—	(6,716)	(6,716)
Interest expense	—	—	—	(10,481)	(10,481)
Interest rate derivative expense	—	—	—	(25)	(25)
Benefit from income taxes applicable to funds from operations modified	—	—	—	2,970	2,970
Non-real estate related depreciation and amortization	—	(457)	—	(118)	(575)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	9	—	—	—	9
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(1,094)	—	—	—	(1,094)
Income from discontinued operations before gain on sale	9	—		(3)	6

Funds from operations modified (FFOM)	26,483	(5,591)	(2,227)	(14,362)	4,303

Amortization of intangibles related to purchase accounting, net of income tax benefit	(85)	(1,141)	—	478	(748)

Funds from operations (FFO)	26,398	(6,732)	(2,227)	(13,884)	3,555

Real estate related depreciation and amortization	(14,471)	—	—	—	(14,471)
Gain on sale of real estate property	264	—	—	—	264
Noncontrolling interests in real estate partnerships, before Real estate related depreciation and amortization	1,094	—	—	—	1,094

Net income (loss)	13,285	(6,732)	(2,227)	(13,884)	(9,558)
Net income attributable to the noncontrolling interest in:
Real estate partnerships	(489)	—	—	—	(489)
Operating partnership	—	—	—	1,311	1,311

Net income (loss) attributable to Cogdell Spencer Inc.	$12,796	$(6,732)	$(2,227)	$(12,573)	$(8,736)

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Net loss	$(13,753)	$(3,050)	$(9,558)	$(105,374)
Add:
Real estate related depreciation and amortization:
Wholly-owned and consolidated properties, including amounts in discontinued operations	7,272	7,344	14,465	14,684
Unconsolidated real estate partnerships	3	3	6	5
Less:
Gain on sale of real estate property	(264)	—	(264)	—
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(479)	(224)	(1,094)	(470)

Funds from Operations (FFO) (1)	(7,221)	4,073	3,555	(91,155)
Amortization of intangibles related to purchase accounting, net of income tax benefit	374	842	748	2,382

Funds from Operations Modified (FFOM) (1)	$(6,847)	$4,915	$4,303	$(88,773)

FFO per share and unit — basic and diluted	$(0.13)	$0.12	$0.07	$(2.96)
FFOM per share and unit — basic and diluted	$(0.13)	$0.14	$0.08	$(2.88)

Weighted average shares and units outstanding — basic and diluted	53,913	34,653	52,245	30,844

(1)
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. The Company adjusts the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.

Investors Contact
Jaime Buell
Investor Relations
Tel: 704.940.2929
jbuell@cogdell.com
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